                                                                     Exhibit A-1


                                          JOINT FILING AGREEMENT



                  Each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of CPAC, Inc. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 3rd day of October, 1995. CPAC Investors, L.L.C.


                                By:      /s/ Eliot Lauer
                                        ---------------------------
                                        Eliot Lauer, Manager

                                The Relatasi Trust

                                By Mercotrust Limited, Trustee


                                By:________________________________
                                     Dr. Werner Keicher, Director


                                By:________________________________
                                     Dr. Guido Meier, Director


                                ___________________________________
                                Mr. Isaac Herzog



                               Page 9 of 10 Pages

                                                                     Exhibit A-2


                             JOINT FILING AGREEMENT



                  Each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of CPAC, Inc. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 2nd day of October, 1995.
                                          CPAC Investors, L.L.C.


                                          By:_____________________________
                                             Eliot Lauer, Manager

                                          The Relatasi Trust

                                          By Mercotrust Limited, Trustee


                                          By:      /s/ Werner Keicher
                                             -----------------------------
                                             Dr. Werner Keicher, Director


                                          By:      /s/ Guido Meier
                                             -----------------------------
                                             Dr. Guido Meier, Director


                                          /s/ Issac Herzog
                                          --------------------------------
                                          Mr. Isaac Herzog

                               Page 10 of 10 Pages